   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                          MACK-CALI REALTY CORPORATION

             (Exact name of registrant as specified in its charter)

               MARYLAND                        22-3305147
    (State or Other Jurisdiction of         (I.R.S. Employer
    Incorporation or Organization)       Identification Number)

11 COMMERCE DRIVE, CRANFORD, NEW JERSEY          07016
 (Address, including telephone number,          Zip Code
    of Principal Executive Offices)

                      2000 EMPLOYEE STOCK OPTION PLAN AND
                        2000 DIRECTOR STOCK OPTION PLAN

                           (Full Title of the Plans)

                            ------------------------

                                   COPIES TO:

          MITCHELL E. HERSH                          BLAKE HORNICK, ESQ.
       Chief Executive Officer                Pryor Cashman Sherman & Flynn LLP
     Mack-Cali Realty Corporation                      410 Park Avenue
          11 Commerce Drive                        New York, New York 10022
         Cranford, New Jersey                           (212) 421-4100
            (908) 272-8000

           (Names, addresses and telephone numbers of agents for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                           AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED    BE REGISTERED*         PER SHARE**        OFFERING PRICE      REGISTRATION FEE
Common Stock ($0.01 par
  value).........................      2,700,000 shares          $28.34             $76,528,260          $20,203.46

* All of the securities registered hereby are issuable under the Plans. This registration statement includes: (i) 2,500,000 shares of common stock, $.01 par value per share, with respect to the 2000 Employee Stock Option Plan and
    (ii) 200,000 shares of common stock with respect to the 2000 Director Stock Option Plan.

** Estimated, in accordance with Rule 457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share represents the average of the high and low prices of our common stock as reported by the New York Stock Exchange on December 15, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTES

    Included on the immediately following pages is a "reoffer prospectus." Selling shareholders may use this document in connection with the reoffer and resale of restricted securities pursuant to our 2000 Employee Stock Option Plan and 2000 Director Stock Option Plan.

PROSPECTUS

                          MACK-CALI REALTY CORPORATION

                               520,000 SHARES OF
                                  COMMON STOCK

    We are a self-administered and self-managed real estate investment trust. The persons listed as our selling shareholders in this prospectus are offering and selling up to 520,000 shares of our common stock. We will issue these shares of our common stock to such selling shareholders upon their exercise of options now or hereafter granted. All net proceeds from the sale of the shares of common stock offered by this prospectus will go to the selling shareholders. We will not receive any proceeds from such sales.

    The selling shareholders may offer their shares of common stock through public or private transactions, in the over-the-counter markets, on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The selling shareholders may engage brokers or dealers who may receive commissions or discounts from the selling shareholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.

    Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "CLI." The closing price of our common stock as reported on the New York Stock Exchange on December 15, 2000, was $28.44 per share.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this prospectus is December 21, 2000.

    No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained therein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

    We file annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is: http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange, and similar information concerning us can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    We have filed with the Securities and Exchange Commission a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered hereby, reference is hereby made to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

    (a) Our Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 1999, as amended by Form 10-K/A;

    (b) Our Quarterly Reports on Form 10-Q (File Nos. 1-13274) for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

    (c) Our Current Reports on Form 8-K (File Nos. 1-13274) dated March 7, 2000, June 8, 2000, June 27, 2000, September 21, 2000 and November 7, 2000;

    (d) Our Proxy Statement relating to our Annual Meeting of Stockholders held on September 11, 2000; and

    (e) The description of our common stock and the description of certain provisions of the laws of the State of Maryland and our articles of incorporation and bylaws, both contained in our Registration Statement filed on Form 8-A dated August 9, 1994, and any amendments or reports filed for the purpose of updating such description.

    You may request a copy of these filings (including the exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

                          Mack-Cali Realty Corporation
                       Attention: Chief Financial Officer
                               11 Commerce Drive
                           Cranford, New Jersey 07016
                                 (908) 272-8000

    You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

                                  THE COMPANY

    We own and operate a portfolio comprised predominately of Class A office and office/flex properties located primarily in the Northeast, as well as commercial real estate leasing, management, acquisition, development and construction businesses. As of November 30, 2000, we owned or had interests in 267 properties, aggregating approximately 28.2 million square feet, plus developable land. Included in our portfolio are 255 wholly-owned or company controlled properties, consisting of (A) 145 office buildings and 87 office/flex buildings (properties whose square footage predominantly consist of office space, a part of which is utilized as warehouse space), totaling approximately 26.3 million square feet; (B) six industrial/warehouse properties aggregating approximately 387,400 square feet; (C) two multi-family residential complexes consisting of 451 units; (D) two stand-alone retail properties; and (E) three land leases. In addition, we also have ownership interests in unconsolidated joint ventures which own eight office properties and four office/flex properties, aggregating approximately 1.5 million square feet.

    We believe that our properties have excellent locations and access and that we effectively maintain and professionally manage them. As a result, we believe that our properties attract high quality tenants and achieve among the highest rental, occupancy and tenant retention rates within their markets. As of September 30, 2000, our properties were approximately 96.7 percent leased to over 2,400 tenants. Our properties currently are located in 11 states primarily in the Northeast, and the District of Columbia.

    Our strategy is to focus on development and ownership of office properties in sub-markets where we are, or can become, a significant and preferred owner and operator. We will continue this strategy by expanding, primarily through acquisitions, initially into sub-markets where we have, or can achieve, similar status. Management believes that the recent trend towards increasing rental and occupancy rates in office buildings in our sub-markets continues to present significant opportunities for growth. We may also develop properties in such sub-markets, particularly with a view towards potential utilization of certain vacant land acquired or on which we hold options. Management believes that our extensive market knowledge provides us with a significant competitive advantage which is further enhanced by our strong reputation for and emphasis on delivering highly responsive management services, including direct and continued access to our senior management. We perform substantially all construction, leasing, management and tenant improvements on an "in-house" basis. We are self-administered and self-managed.

    Our shares of common stock are listed on the NYSE and the Pacific Exchange under the symbol "CLI." We have paid regular quarterly distributions on our common stock since we commenced operations as a REIT in 1994. We intend to continue making regular quarterly distributions to the holders of our common stock. Distributions depend upon a variety of factors, and there can be no assurance that distributions will be made.

    All of our interests in the properties are held by, and our operations are conducted through, Mack-Cali Realty, L.P., a Delaware limited partnership or by entities controlled by Mack-Cali Realty, L.P. As of November 30, 2000, we were the beneficial owner of approximately 80.0 percent of the outstanding partnership interests of Mack-Cali Realty, L.P., assuming the conversion of all of our preferred limited partnership units into common limited partnership units; and are its sole general partner.

    We were incorporated under the laws of the State of Maryland on May 24, 1994. Our executive offices are located at 11 Commerce Drive, Cranford, New Jersey 07016, and our telephone number is (908) 272-8000. We have an internet web address at "http://www.mack-cali.com."

                                USE OF PROCEEDS

    We are registering the shares of common stock offered by this prospectus for the account of the selling shareholders identified in the section of this prospectus entitled "Selling Shareholders." All of the net proceeds from the sale of the common stock will go to the selling shareholders who offer and sell their shares of such stock. We will not receive any part of the proceeds from the sale of such shares.

                              SELLING SHAREHOLDERS

    The selling shareholders are persons listed in the table below who have acquired the common stock offered by this prospectus pursuant to our 2000 Director Stock Option Plan and 2000 Employee Stock Option Plan. Each selling shareholder will receive all of the net proceeds from the sale of his or her shares of common stock offered by this prospectus.

    The following table sets forth certain information regarding the ownership of our common stock by the selling shareholders as of December 15, 2000. The number of shares of common stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the selling shareholders change as a result thereof. There is no assurance that any of the selling shareholders will offer for sale or sell any or all of the common stock offered by them pursuant to this prospectus.

                                                                                         NUMBER OF
                                                             NUMBER OF     NUMBER OF    SHARES TO BE
                                                            SHARES OWNED     SHARES        OWNED
                                                              PRIOR TO     REGISTERED      AFTER
NAME AND POSITION WITH COMPANY                              OFFERING(1)      HEREBY     OFFERING(2)
------------------------------                              ------------   ----------   ------------
Mitchell E. Hersh.........................................    723,900       200,000       523,900
  Chief Executive Officer and Director
Timothy M. Jones..........................................    550,575       120,000       430,575
  President
Barry Lefkowitz...........................................    248,587       100,000       148,587
  Executive Vice President and Chief Financial Officer
Roger W. Thomas...........................................    244,798       100,000       144,798
  Executive Vice President, General Counsel and Secretary

    Information regarding each selling shareholder's current relationship with us or our predecessors and affiliates and such relationships, if any, within the past three years is set forth below.

    MITCHELL E. HERSH serves as our Chief Executive Officer and a member of our Board of Directors and its Executive Committee. Mr. Hersh served as our President and Chief Operating Officer from December 1997 through April 19, 1999, when he became Chief Executive Officer.

    TIMOTHY M. JONES serves as our President. Previously, he served as our Executive Vice President and Chief Investment Officer.

    BARRY LEFKOWITZ serves as our Executive Vice President and Chief Financial Officer.

    ROGER W. THOMAS serves as our Executive Vice President, General Counsel and Secretary.

------------------------

(1) Includes shares of common stock underlying options. Also includes, where applicable, shares of common stock owned directly or issuable upon the redemption of units of limited partnership interest in Mack-Cali Realty, L.P. or upon the exercise of warrants.

(2) Assumes all shares registered hereunder will be sold. Each selling shareholder would own less than one percent of the number of outstanding shares of common stock at December 15, 2000.

                              PLAN OF DISTRIBUTION

    The shares of our common stock offered by this prospectus may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE or other exchanges on which the common stock is traded, in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold in one or more of the following transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the selling shareholder shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
(c) an exchange distribution in accordance with the rules of the exchange; and
(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Any broker or dealer to be utilized by a selling shareholder will be selected by such selling shareholder. Brokers or dealers will receive commissions or discounts from selling shareholders in amounts to be negotiated immediately prior to the sale. These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with the sales. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

    Upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of selling shareholder shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplemental prospectus, if required, pursuant to Rule 424(c) under the Securities Act, disclosing: (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of selling shareholder shares involved, (iii) the price at which such selling shareholder shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

    The selling shareholders reserve the sole right to accept and, together with any agent of the selling shareholders, to reject in whole or in part any proposed purchase of the selling shareholder shares. The selling shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

    To the extent required, the amount of the shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement accompanying this prospectus or, if appropriate, a post-effective amendment to the registration statement. The selling shareholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

    Offers and sales of shares of the common stock have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholder shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholder shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

    Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of our common stock may not simultaneously engage in market-making activities with respect to such shares of common stock for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each selling shareholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of our shares of common stock by the selling shareholders or any such other person. All of the foregoing may affect the marketability of our common stock and the brokers' and dealers' ability to engage in market-making activities with respect to our common stock.

    We will pay substantially all of the expenses incident to the registration of the shares of common stock offered hereby, estimated to be approximately $10,000.

                          DESCRIPTION OF COMMON STOCK

GENERAL

    Our authorized capital stock consists of 190,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. At December 15, 2000, 57,238,657 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

    Each outstanding share of common stock will entitle the holder to one vote on all matters presented to shareholders for a vote, subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit described below. Holders of shares of common stock will have no preemptive rights or cumulative voting rights. All shares of common stock to be outstanding following this offering will be duly authorized, fully paid, and nonassessable. Distributions may be paid to the holders of shares of common stock if and when declared by our board of directors out of funds legally available therefor. We have paid regular and uninterrupted quarterly dividends from the third quarter of 1994.

    Under Maryland law, shareholders are generally not liable for our debts or obligations. If we are liquidated, subject to the right of any holders of preferred stock to receive preferential distribution, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities, including debts and liabilities arising out of its status of general partner of Mack-Cali Realty, L.P.

    With certain exceptions, our charter provides that no person may own, or be deemed to own by virtue of the attribution rules of the Code, more than 9.8 percent of the value of our issued and outstanding shares of capital stock. See "--Restrictions on Transfer" below.

    The registrar and transfer agent for the our common stock is Equiserve Trust Company, N.A.

REDEMPTION RIGHTS

    We currently have outstanding units in Mack-Cali Realty, L.P. which can be redeemed for 14,354,680 shares of our common stock, assuming conversion of all of our preferred limited partnership units into common limited partnership units.

RESTRICTIONS ON TRANSFER

    OWNERSHIP LIMITS. Our charter contains certain restrictions on the number of shares of capital stock that individual shareholders may own, directly or beneficially. For us to qualify as a REIT under the Code, no more than 50 percent of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. The capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because we expect to continue to qualify as a REIT, our charter contains restrictions on the direct and beneficial acquisition of capital stock intended to ensure compliance with these requirements.

    Our charter, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8 percent (the "Ownership Limit") of the value of the issued and outstanding shares of capital stock. The board of directors may exempt a person from the Ownership Limit if evidence satisfactory to the board of directors or our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such exemption, the intended transferee must give us written notice of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the board of directors no later than the 15th day prior to any transfer which, if consummated, would result in the intended transferee having the direct or beneficial ownership of shares in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. Any transfer of securities that would: (i) create a direct or indirect ownership of shares of stock in excess of the Ownership Limit; (ii) result in the shares of stock being owned by fewer than 100 persons; or (iii) result in us being "closely held" within the meaning of Section 856(h) of the Code shall be null and void, and the transferor will be deemed not to have transferred the shares.

    All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

    Every owner of more than five percent (or such lower percentage as required by the Code or regulations thereunder) of the issued and outstanding shares of capital stock must file a written notice with us containing the information specified in the charter no later than January 31 of each year. In addition, every shareholder shall upon demand be required to disclose in writing such information as we may request in order to determine the effect of such shareholder's direct, indirect and constructive ownership of such shares on our status as a REIT.

    The foregoing ownership limitations may have the effect of precluding acquisition of control of us without the consent of the board of directors.

                                 LEGAL MATTERS

    Our counsel, Pryor Cashman Sherman & Flynn LLP, New York, New York, will issue an opinion to us regarding certain legal matters in connection with this offering, including the validity of the issuance of the shares of common stock offered by this prospectus.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule incorporated in this Prospectus by reference to our Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                       --------
Available Information................      1

Incorporation of Certain Documents by
  Reference..........................      2

The Company..........................      3

Use of Proceeds......................      3

Selling Shareholders.................      4

Plan of Distribution.................      5

Description of Common Stock..........      6

Legal Matters........................      7

Experts..............................      7

                                 520,000 SHARES

                          MACK-CALI REALTY CORPORATION

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               DECEMBER 21, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    We hereby incorporate by reference in this registration statement the following documents:

    (a) Our Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 1999, as amended by Form 10-K/A;

    (b) Our Quarterly Reports on Form 10-Q (File Nos. 1-13274) for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

    (c) Our Current Reports on Form 8-K (File Nos. 1-13274) dated March 7, 2000, June 8, 2000, June 27, 2000, September 21, 2000 and November 7, 2000;

    (d) Our Proxy Statement relating to our Annual Meeting of Stockholders held on September 11, 2000; and

    (e) The description of our common stock and the description of certain provisions of the laws of the State of Maryland and our articles of incorporation and bylaws, both contained in our registration statement filed on Form 8-A dated August 9, 1994, and any amendments or reports filed for the purpose of updating such description.

    The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate by reference the documents listed above and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our officers and directors are indemnified under Maryland law, the Articles of Incorporation and the Second Amended and Restated Agreement of Limited Partnership of Mack-Cali Realty, L.P., as amended (the "Partnership Agreement of the Operating Partnership"), against certain liabilities. The Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland. The bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

    The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful, or the director or officer was adjudged to be liable to the corporation for the act or omission. No amendment of our Articles of Incorporation shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits us to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

    The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, with specified exceptions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or
(2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Charter contains a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

    The Partnership Agreement of the Operating Partnership also provides for indemnification of us and our officers and directors to the same extent indemnification is provided to our officers and directors in our Charter, and limits the liability of us and our officers and directors to Mack-Cali Realty, L.P. and its partners to the same extent liability of our officers and directors to our stockholders is limited under our Charter.

    In addition, the Delaware Revised Limited Partnership Act provides that a limited partner has the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

    We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions of the Charter and the bylaws and the Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or by the stockholders to eliminate the rights it provides.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable

ITEM 8. EXHIBITS.

 4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 1998 and incorporated herein by reference).

 5.1  Opinion of Pryor Cashman Sherman & Flynn LLP

10.1  2000 Employee Stock Option Plan

10.2  2000 Director Stock Option Plan

23.1  Consent of Pryor Cashman Sherman & Flynn LLP (included in
        Exhibit 5.1)

23.2  Consent of PricewaterhouseCoopers LLP

ITEM 9. UNDERTAKINGS.

    We, the undersigned Registrant, hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    We hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    We hereby further undertake that:

    (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement at the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on this 20th day of December, 2000.

                                                       MACK-CALI REALTY CORPORATION

                                                       By:            /s/ MITCHELL E. HERSH
                                                            -----------------------------------------
                                                                        Mitchell E. Hersh
                                                                     CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                /s/ MITCHELL E. HERSH
     -------------------------------------------       Chief Executive Officer and  December 20, 2000
                  Mitchell E. Hersh                      Director

                 /s/ BARRY LEFKOWITZ                   Executive Vice President
     -------------------------------------------         and Chief Financial        December 20, 2000
                   Barry Lefkowitz                       Officer

                 /s/ WILLIAM L. MACK
     -------------------------------------------       Chairman of the Board        December 20, 2000
                   William L. Mack

                  /s/ JOHN J. CALI
     -------------------------------------------       Chairman Emeritus            December 20, 2000
                    John J. Cali

                /s/ MARTIN S. BERGER
     -------------------------------------------       Director                     December 20, 2000
                  Martin S. Berger

                /s/ BRENDAN T. BYRNE
     -------------------------------------------       Director                     December 20, 2000
                  Brendan T. Byrne

                  /s/ JOHN R. CALI
     -------------------------------------------       Director                     December 20, 2000
                    John R. Cali

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ NATHAN GANTCHER
     -------------------------------------------       Director                     December 20, 2000
                   Nathan Gantcher

                 /s/ MARTIN D. GRUSS
     -------------------------------------------       Director                     December 20, 2000
                   Martin D. Gruss

                  /s/ EARLE I. MACK
     -------------------------------------------       Director                     December 20, 2000
                    Earle I. Mack

               /s/ ALAN G. PHILIBOSIAN
     -------------------------------------------       Director                     December 20, 2000
                 Alan G. Philibosian

                  /s/ IRVIN D. REID
     -------------------------------------------       Director                     December 20, 2000
                    Irvin D. Reid

                  /s/ VINCENT TESE
     -------------------------------------------       Director                     December 20, 2000
                    Vincent Tese

                /s/ ROY J. ZUCKERBERG
     -------------------------------------------       Director                     December 20, 2000
                  Roy J. Zuckerberg

                               INDEX TO EXHIBITS

       EXHIBIT
         NO.                               DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
  4.1                   Form of Common Stock Certificate (filed as Exhibit 4.1 to
                          our Registration Statement on Form S-3 filed with the
                          Securities and Exchange Commission on January 16, 1998 and
                          incorporated herein by reference).

  5.1                   Opinion of Pryor Cashman Sherman & Flynn LLP

 10.1                   2000 Employee Stock Option Plan

 10.2                   2000 Director Stock Option Plan

 23.1                   Consent of Pryor Cashman Sherman & Flynn LLP (included in
                          Exhibit 5.1)

 23.2                   Consent of PricewaterhouseCoopers LLP